Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 15, 2004

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 4.01. Changes in Registrant's Certifying Accountants

        On October 15, 2004 Mazars LLP was engaged as the principal accountants to audit the financial statements of  Inter Parfums, Inc. (the "Company"). The decision to engage Mazars LLP was approved by the audit committee of the Company.

        During the two fiscal years ended December 31, 2003 and the subsequent interim period through the date of engagement, the Company did not consult with or engage Mazars LLP regarding the application of generally accepted accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: October 15, 2004

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President